Exhibit (n)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Pre-Effective Amendment to Registration Statement No. 333-238753 of Form N-2, of our report dated April 30, 2021 relating to the financial statements of AIP-PMR Industrial 3-Pack L.P. appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 4, 2021